                                                                       Exhibit 3


                          NABORS INDUSTRIES, INC.,

                                                   Issuer


                                     To

                            MARINE MIDLAND BANK,

                                                   Trustee



                       ------------------------------

                        Supplemental Indenture No. 1

                          Dated as of May 15, 1996


                            --------------------

                                $150,000,000


                 5% Convertible Subordinated Notes due 2006

                 SUPPLEMENTAL INDENTURE NO. 1, dated as of May 15, 1996, between NABORS INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and MARINE MIDLAND BANK, a banking corporation and trust company organized under the laws of the State of New York, as Trustee (herein called the "Trustee") (the "Supplemental Indenture").

                            RECITALS OF THE COMPANY

                 The Company has heretofore executed and delivered to the Trustee an Indenture dated as of May 15, 1996 (the "Subordinated Indenture"), a form of which has been filed with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K, filed May 28, 1996 and incorporated by reference in the Company's Registration Statement on Form S-3 (Registration No. 333-2477), providing for the issuance from time to time of Securities of the Company in series.

                 Section 301 of the Subordinated Indenture provides for various matters with respect to any series of Securities issued under the Subordinated Indenture to be established in an indenture supplemental to the Subordinated Indenture.

                 Section 901(8) of the Subordinated Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Subordinated Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Subordinated Indenture.

                 The Board of Directors of the Company (or a duly authorized committee thereof) has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture.

                 All the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of the series, as follows:

                                  ARTICLE ONE

                RELATION TO SUBORDINATED INDENTURE; DEFINITIONS

                 SECTION 1.1      RELATION TO SUBORDINATED INDENTURE.

                 This Supplemental Indenture constitutes an integral part of the Subordinated Indenture.

                 SECTION 1.2.     DEFINITIONS.

                 For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

                 (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Subordinated Indenture; and

                 (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

                 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

                 "Associate" shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

                 "Change in Control" means the occurrence of the following events:

                 (i) any Person, including its Affiliates and Associates, other than the Company, its Subsidiaries or their employee benefit plans, files a Schedule 13D or 14D-1 (or any successor schedule, form or report under the Exchange Act) disclosing that such Person has become the beneficial owner of 50% or more of the voting power of the Company's Voting Stock or

                 (ii) there shall be consummated any consolidation by the Company with, or merger of the Company into, any other corporation, or any conveyance, transfer or lease by the Company of all or substantially all of its assets to any Person, or any merger by any corporation into the Company (other than, in any case, with or to one or more wholly-owned subsidiaries of the Company), unless, in any case, stockholders of the Company immediately prior to such transaction own, directly or indirectly, immediately following such transactions at least a majority of the combined voting power of the outstanding Voting Stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Company's Voting Stock immediately before such transaction; provided that a Change in Control shall not be deemed to have occurred in any case if either (x) the last sale price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on the date of such Change in Control or (y) at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change in Control consists of shares of common stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States provided, however, in said situation, the Company shall have, in its sole discretion, the option to make the Notes convertible (i) solely into such common stock or (ii) into such combination of such common stock and other consideration as is to be received in such transaction or transactions by holders of the Common Stock.

                 "Common Stock" means shares of the Company's common stock, par value $.10 per share, as it exists on the date of this Supplemental Indenture as originally signed, and all rights pertaining thereto.

                 "Conversion Price" shall have the meaning set forth in Section 2.4(a) of this Supplemental Indenture.

                 "Current Market Price" per share of Common Stock means, for any given day, the average Quoted Price from the 30 consecutive Trading Days commencing 45 Trading Days prior to such day.

                 "Ex-Dividend Date" means, with respect to any cash dividend on the Common Stock, the day immediately prior to the commencement of "ex-dividend" trading of the Common Stock on the American Stock Exchange or such other national or regional exchange or market (including, without limitation, the Nasdaq Stock Market) on which the Common Stock is then listed or quoted.

                 "Extraordinary Cash Dividend" means any cash dividend with respect to the Common Stock if the amount of which, together with the amounts of all cash dividends on the Common Stock with Ex-Dividend Dates occurring in that fiscal year of the Company, exceeds on a per share basis ten percent (10%) of the average of the Quoted Prices during the preceding 365 days, such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such fiscal year shall be deemed to be an Extraordinary Cash Dividend and, for purposes of applying the formula set forth in Section 2.4(h), the value of "F" shall be equal to (x) the aggregate amount of such cash dividend together with the amounts of the other cash dividends with Ex-Dividend Dates occurring in such fiscal year minus (y) the aggregate





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         amount of such other cash dividends with Ex-Dividend Dates occurring in such fiscal year for which a prior adjustment in the Conversion Price was previously made under Section 2.4(h).

                 In making the determinations required above, the amount of cash dividends paid on a per share basis and the average of the Quoted Prices, in each case during such fiscal year, shall be appropriately adjusted to reflect the occurrence during such fiscal year of any event described in
Section 2.4(f)(i), (ii) and (iv) of this Supplemental Indenture.

                 "Market Value" of a share of capital stock means, for any given day, the average of the high and low per share sales price on such day of the Common Stock on the American Stock Exchange Composite Tape or, in the event shares of Common Stock are not listed on the American Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or by the National Quotation Bureau Incorporated. In the absence of such sales prices or quotations, the Market Value shall be the fair market value of such stock as determined by the Board of Directors.

                 "Quoted Price" means, for any given day, the last reported per share sale price (or, if no sale price is reported, the average of the average bid and average asked prices) on such day of the Common Stock on the American Stock Exchange Composite Tape or, in the event shares of Common Stock are not listed on the American Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq Stock Market or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Board of Directors shall be entitled to determine the Quoted Price on the basis of such quotations as it considers appropriate.

                 "Trading Day" means a day on which the national securities exchange (or the Nasdaq Stock Market) on which the Common Stock is listed or admitted to trading is open for the transaction of business or the reporting of trades or, if the Common Stock is not so listed or admitted, a day on which the American Stock Exchange is open for the transaction of business.

                 "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).





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
                                  ARTICLE TWO

                              THE SERIES OF NOTES

                 SECTION 2.1.     TITLE OF SECURITIES; STATED MATURITY

                 There shall be a series of Securities designated the "5% Convertible Subordinated Notes due 2006" (the "Notes"). Unless earlier converted, redeemed or repurchased, as herein provided, the Stated Maturity of the principal of the Notes shall be May 15, 2006.

                 SECTION 2.2.     LIMITATION ON AGGREGATE PRINCIPAL AMOUNT

                 The aggregate principal amount of the Notes shall be limited to $150,000,000 (subject to increase as provided in this Section), and, except as provided in this Section and in Section 306 of the Subordinated Indenture, the Company shall not execute and the Trustee shall not authenticate or deliver Notes in excess of such aggregate principal amount; provided, however, that in the event that the Company sells any Notes pursuant to the over-allotment option (the "Over-Allotment Option") granted pursuant to Section 2(b) of the Underwriting Agreement among the Company and Salomon Brothers Inc, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Simmons & Company International, dated May 21, 1996, then upon Company Order the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount not in excess of $150,000,000 plus up to $22,500,000 aggregate principal amount of the Notes to be sold pursuant to the Over-Allotment Option without any further action by the Company.

                 Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 304, 305, 306, 907, 1107 or 1202 and 1605 of the Subordinated Indenture, or any Notes which, pursuant to
Section 303 of the Subordinated Indenture, are deemed never to have been authenticated and delivered under the Subordinated Indenture, or Section 2.4(b) or 2.5(c) of this Supplemental Indenture.

                 SECTION 2.3.     INTEREST AND INTEREST RATES.

                 The Notes will bear interest at an annual rate of 5% from May 28, 1996 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on May 15 and November 15 of each year, commencing November 15, 1996 (each, an "Interest Payment Date"), to the Person in whose name such Note is registered at the close of business on May 1 or November 1 next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360 day year comprised of twelve 30 day months. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Note is registered on the relevant Regular Record Date, and such defaulted interest





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
shall instead be payable to the Person in whose name such Note is registered on the Special Record Date or other specified date determined in accordance with the Subordinated Indenture.

                 SECTION 2.4.     CONVERSION OF NOTES.

                 (a) Conversion Privilege. The Notes, or any portion thereof which is $1,000 or an integral multiple of $1,000, shall be convertible at any time after 60 days following the date of original issuance thereof and prior to the close of business on the Business Day immediately preceding the date of Stated Maturity of the principal of the Notes, subject to prior redemption at the option of the Company or repurchase at the option of the Holder, into shares of Common Stock. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof to be converted by the Conversion Price in effect on the Conversion Date (as defined in Section 2.4(b) hereof) and rounding the result to the nearest 1/1,000 of a share. In the case of any Note or portion thereof called for redemption, such conversion rights shall expire at the close of business on the Business Day immediately preceding the Redemption Date. A Note is not convertible if a Change in Control Repurchase Notice (as defined in Section 2.6(c)) relating thereto has been delivered to the Trustee and has not been withdrawn.

                 The initial Conversion Price is $18.125 (the "Conversion Price"). The Conversion Price is subject to adjustment as provided in Section 2.4(f).

                 (b) Conversion Procedure. To convert a Note a Holder must:

                 (i) complete and sign the conversion notice attached to the Note,

                 (ii) surrender the Note to the Company at the office or agency to be maintained by the Company in accordance with the provisions of Section 1002 of the Subordinated Indenture,

                 (iii) furnish appropriate endorsements and transfer documents if required by the Company, and

                 (iv) pay any interest required pursuant to this Section 2.4(b) or any transfer or similar tax required pursuant to Section 2.4(d) hereof.

                 The date on which the holder satisfies such requirements shall be referred to as the "Conversion Date."

                 As soon as practical after the Conversion Date, the Company shall deliver a certificate for the number of full shares of Common Stock issuable upon the conversion and, pursuant to Section 1203 of the Subordinated Indenture, a





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
check in lieu of any fractional share. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date.

                 No payment or adjustment will be made for accrued interest on a converted Note. If any Note is converted between a record date for the payment of interest and the next succeeding Interest Payment Date, such Note upon surrender must be accompanied by funds equal to the interest payable on such Interest Payment Date on the principal amount so converted (unless such Note shall have been called for redemption, in which case no such payment shall be required).

                 If a Holder converts more than one Note at the same time, the number of full shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Notes converted.

                 Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

                 (c) Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon conversion of a Note. Instead the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined by multiplying the Quoted Price of a full share on the last Trading Day prior to the Conversion Date by the fraction and rounding the result of the nearest cent.

                 In the absence of such quotation, the Company shall determine the current market value on the basis of such quotations at it considers appropriate.

                 (d) Taxes on Conversion. If a Holder of a Note converts it, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares of Common Stock are issued in a name other than the Holder's name.

                 (e) Company to Provide Stock. The Company shall reserve out of its authorized but unissued Common Stock or its Common Stock held in treasury enough shares of Common Stock to permit the conversion of the Notes.

                 All shares of Common Stock which may be issued upon conversion of the Notes shall be fully paid and nonassessable.

                 The Company will endeavor to comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes and will endeavor to list such shares on each national securities exchange on which the Common Stock is then listed.

                 (f) Adjustment to Conversion Price. The Conversion Price is subject to adjustment upon:

                 (i) the subdivision, combination or reclassification of the outstanding Common Stock;

                 (ii) the issuance by the Company of Common Stock as a dividend or distribution on the Common Stock;

                 (iii) the issuance of rights or warrants (expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to all holders of Common Stock entitling them to purchase shares of Common Stock or securities convertible into or exchangeable for Common Stock at a price per share (or having a conversion or exchange price per share) less than the Current Market Price of the Common Stock on the record date;

                 (iv) the distribution by the Company to all holders of Common Stock of shares of capital stock other than Common Stock, debt securities or assets (excluding any cash dividends or distributions that do not constitute Extraordinary Cash Dividends) or rights or warrants to purchase assets or securities of the Company (other than "poison pill" rights issued pursuant to a stockholder rights plan and the rights and warrants referred to in clause (iii)); and

                 (v) the issuance of Common Stock or securities convertible into or exchangeable for Common Stock at a price per share (or having a conversion or exchange price per share) that is less than the then Current Market Price of the Common Stock (but excluding, among other things, issuances:

                          (A) pursuant to any bona fide plan for the benefit of employees, directors or consultants of the Company now or hereafter in effect;

                          (B) to acquire all or any portion of a business in an arm's-length transaction between the Company and an unaffiliated third party including, if applicable, issuances upon exercise of options or warrants assumed in connection with such a transaction;





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
                          (C) in a bona fide public offering pursuant to a firm commitment underwriting or sales at the market pursuant to a continuous offering stock program;

                          (D) pursuant to the exercise of warrants, rights (including, without limitation, earnout rights) or options, or upon the conversion of convertible securities, which are issued and outstanding on the date hereof, or which may be issued in the future for fair value and with an exercise price or conversion price at least equal to the Current Market Price of the Common Stock at the time of issuance of such warrant, right, option or convertible security; and

                          (E) pursuant to a dividend reinvestment plan or other plan now or hereafter in effect for the reinvestment of dividends or interest provided that such Common Stock is issued at a price at least equal to 95% of the Current Market Price of the Common Stock at the time of such issuance.)

                 Upon the occurrence of any event specified in Section 2.4(f)(i) or (ii) hereof, the Conversion Price in effect immediately prior to such event shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares of capital stock of the Company which he would have owned immediately following such action if he had converted the Note immediately prior to such action.

                 The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                 If after an adjustment a Holder of a Note upon conversion of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 2.4.

                 (g) Adjustment for Rights, Warrants and Other Issuances. Upon the occurrence of any event specified in Section 2.4(f)(iii) or (v), the Conversion Price shall be adjusted in accordance with the formula:


                          C'    =     C  x  O + N x P
                                                -----
                                                  M
                                            -----------
                                               O + N

where:

                 C'       =     the adjusted Conversion Price.

                 C        =     the current Conversion Price.

                 O        =     the number of shares of Common Stock
                                outstanding on the record date or issuance date, as applicable.

                 N        =     the number of additional shares of Common Stock
                                offered or issuable upon conversion or
                                exchange.

                 P        =     the offering, conversion or exchange price per
                                share of the additional shares.

                 M        =     the Current Market Price per share of Common
                                Stock on the record date or issuance date, as applicable.

                 Upon the occurrence of any event specified in Section 2.4(f)(iii), the adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants; provided, however, that, in the event that all the shares of Common Stock offered for purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the conversion price shall be immediately readjusted to be what it would have been if "N" in the above formula had been the number of shares actually issued. Upon the occurrence of any event specified in Section 2.4(f)(v), the adjustment shall be made whenever any such securities are issued and shall become effective on the date of such issuance.

                 (h) Adjustment for Other Distributions. Upon the occurrence of an event specified in Section 2.4(f)(iv) hereof, the Conversion Price shall be adjusted in accordance with the formula:

                          C'    =     C  x  M - F
                                            ------
                                              M

where:

                 C'       =     the adjusted Conversion Price.

                 C        =     the current Conversion Price.

                 M        =     the Current Market Price per share of Common
                                Stock on the record date mentioned below.





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
                          F     =     the fair market value (as determined by
                                      the Company) on the record date of the
                                      assets, securities, rights or warrants to be distributed attributable to one share of Common Stock; provided, however, that in the event of any distribution of shares of capital stock of any corporation, F shall be equal to that portion or multiple of the Market Value of one of such shares of capital stock attributable to one share of Common
                                      Stock.

provided that in the event that "F" above is equal to or greater than the Current Market Price of the Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall thereafter have the right to receive upon conversion the amount of securities or assets such holder would have received had such holder converted its Notes on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared. If the Company determines the fair market value of any distribution for purposes of this Section 2.4(h) by reference to the actual or when issued trading market for any Notes, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

                 The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                 (i) Consideration Received. For purposes of any computation respecting consideration received pursuant to Section 2.4(f)(iii) or (v) hereof, the following shall apply:

                 (i) in the case of issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for commissions, discounts or other expenses incurred by the Company for any underwriting of the issue of otherwise in connection therewith;

                 (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board Resolution which shall be filed with the Trustee; and

                 (iii) in the case of the issuance of securities convertible into or exchangeable or exercisable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Section).

                 (j) When Adjustment May be Deferred. No adjustment in the Conversion Price need be made unless the adjustment would require a decrease or an increase (subject to the provisions of Section 2.4(k) hereof) of at least 1% in the Conversion Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                 (k) When No Adjustment Required. To the extent the Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash. No adjustment need be made for a change in the par value or no par value of the Common Stock.

                 No upward adjustment in the Conversion Price shall be made except for any combination of the outstanding shares of Common Stock into a lesser number of shares.

                 (l) Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall mail to Holders of Notes a notice of such adjustment within 20 days after such adjustment becomes effective. The Company shall file with the Trustee a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct.

                 (m) Voluntary Reduction. The Company from time to time may reduce the Conversion Price by any amount for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction, if the Board of Directors of the Company has made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive. In addition, and without limiting the foregoing, the Board of Directors of the Company may make such reductions in the Conversion Price as it deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                 Whenever the Conversion Price is so reduced, the Company shall mail to Holders of Notes a notice of the reduction. The notice shall state the reduced Conversion Price and the period it will be in effect.

                 Such a reduction in Conversion Price does not change or adjust the Conversion Price otherwise in effect for purposes of calculating the adjustments required by Section 2.4(f).

                 (n)      Notice of Certain Transactions.  If:

                 (i) the Company takes any action that would require an adjustment in the Conversion Price pursuant to Section 2.4(f) hereof;

                 (ii) the Company takes any action that would require a supplemental indenture pursuant to Section 2.4(o) hereof; or

                 (iii)    there is a liquidation or dissolution of the Company;

the Company shall mail to Holders of Notes a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

                 (o) Reorganization of Company. If the Company is a party to a transaction subject to Section 801 of the Subordinated Indenture or a merger which reclassifies or changes its outstanding Common Stock, the Person obligated to deliver securities, cash or other assets upon conversion of Notes shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Notes is an Affiliate of the surviving or transferee corporation, that issuer shall join in the supplemental indenture.

                 The supplemental indenture shall provide that the Holder of each outstanding Note shall have the right to convert such Note only into the kind and amount of shares of stock and other securities and property (including cash) received in such transaction by a holder of the number of shares of Common Stock into which such Note was convertible immediately prior to the effective date of such transaction. The supplemental indenture shall, to the extent necessary, provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided in this Section 2.4. The successor company shall mail to Holders of Notes a notice briefly describing the supplemental indenture.

                 If this Section applies, the provisions for adjustment of the Conversion Price set forth in Section 2.4 hereof with respect to any event specified in Section 2.4(f)(i) and (ii) hereof do not apply.

                 (p) Company Determination Final. Any determination that the Board of Directors must make pursuant to Section 2.4(c), (f), (g), (h) or
(k) or with respect to the Current Market Price of Common Stock as provided in the definition thereof in Section 1.2 hereof shall be conclusive.

                 (q) Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Section 2.4 should be made, how it should be made or what it should be.

         The Trustee has no duty to determine whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Section 2.4. Each conversion agent other than the Company shall have the same protection under this Section as the Trustee.

                 SECTION 2.5.         REDEMPTION.

                 (a) The Notes may be redeemed at the option of the Company, in whole or in part, at any time on or after May 15, 1999, on not less than 15 nor more than 60 days' prior notice by the Company to the Trustee at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period beginning on May 15 of the years indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date):


     Year                                                 Redemption Price
     ----                                                 ----------------

     1999  . . . . . . . . . . . . . . . . . . . . .           103.5%
     2000  . . . . . . . . . . . . . . . . . . . . .           103.0%
     2001  . . . . . . . . . . . . . . . . . . . . .           102.5%
     2002  . . . . . . . . . . . . . . . . . . . . .           102.0%
     2003  . . . . . . . . . . . . . . . . . . . . .           101.5%
     2004  . . . . . . . . . . . . . . . . . . . . .           101.0%
     2005  . . . . . . . . . . . . . . . . . . . . .           100.5%


                         (b) In connection with any redemption of the Notes,
the Company may arrange for the purchase and conversion of any such Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Holders of Notes, or to the Trustee in trust for such Holders, on or before the close of business on the day prior to the Redemption Date, an amount, in cash, not less than the redemption price payable by the Company on redemption of such Notes, together with the amount of accrued and unpaid interest thereon to the date fixed for redemption. Notwithstanding anything to the contrary contained herein, the obligation of the Company to pay the redemption price of such Notes, together with the amount of accrued and unpaid interest thereon to the Redemption Date, shall be satisfied and discharged to the extent such amount is so paid by such purchasers. Pursuant to such an agreement, any such Notes tendered by the Holder for redemption or not duly surrendered for conversion by such Holder shall be deemed acquired by such purchasers from such Holder and (notwithstanding anything to the contrary contained in this Section 2.4) surrendered by such purchaser for conversion, all as of immediately prior to the close of business on the day prior to the Redemption Date, subject to payment of the above as aforesaid.

                 (c) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed either by lot or pro rata or by any other method the Trustee deems fair and appropriate.
Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                 (d) The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

        SECTION 2.6    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER.

                 (a) Upon the occurrence of any Change in Control of the Company occurring prior to the Maturity of the Notes, each Holder shall have the right, at such Holder's option, to require the Company to repurchase all or any part (provided that the principal amount is $1,000 or an integral multiple thereof) of such Holder's Notes on the Change in Control Repurchase Date (as defined in Section 2.6 (b)(v)) for cash at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to the Change in Control Repurchase Date (the "Change in Control Repurchase Price").

                 (b) Within 30 days after any such Change in Control, the Company shall give to the Trustee and to each Holder of the Notes (and to beneficial owners as required by applicable law, including, without limitation, Rule 13e-4 under the Exchange Act) in the manner provided in Section 106 of the Subordinated Indenture notice regarding such Change in Control stating:

                 (i) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Change in Control Repurchase Price;

                 (ii) the circumstances and relevant facts regarding such Change in Control;

                 (iii) the last date on which the Holder's right to have its Notes repurchased may be exercised;

                 (iv)     the Change in Control Repurchase Price;

                 (v) the date (the "Change in Control Repurchase Date") on which the Change in Control Repurchase Price is to be paid, which date shall not be later than the fortieth(40th) day after such notice is given;

                 (vi) the name and address of the Trustee and of any other office or agency maintained for the purpose of the surrender of Notes for repurchase;

                 (vii) the procedures that a Holder must follow in order to have its Notes repurchased;

                 (viii) that any Note not tendered for repurchase will continue to accrue interest; and

                 (ix) that, unless the Company defaults in payment of the Change in Control Repurchase Price, any Notes accepted for payment of the Change in Control Repurchase Price pursuant to a Change in Control Repurchase Notice (as defined in Section 2.6(d) below) shall cease to accrue interest after the Change in Control Repurchase Date.

                 (c) Holders electing to have Notes repurchased must deliver written notice (a "Change in Control Repurchase Notice") to the Trustee or to any other office or agency maintained for such purpose, of the exercise of such right prior to the close of business on the Change in Control Repurchase Date. The Change in Control Repurchase Notice must state:

                 (i) the certificate numbers of the Notes to be delivered by the Holder thereof for repurchase by the Company;

                 (ii) the portion of the principal amount of Notes to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                 (iii) that such Notes are to be repurchased by the Company on the Change in Control Repurchase Date pursuant to the applicable provisions of the Notes.

                 (d) Upon receipt by the Trustee of any Change in Control Repurchase Notice specified in Section 2.6(c) hereof, the Trustee shall furnish to the Company, in writing or by facsimile, a copy of such notice before the close of business on the next Business Day following the date of receipt of such notice from the Holder. Upon receipt by the Company of such notice, the Holder of the Note in respect of which such Change in Control Repurchase Notice was given shall (unless such Change in Control Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change in Control Repurchase Price with respect to such Note. Such Change in Control Repurchase Price shall be due and payable as of the Change in Control Repurchase Date and shall be paid to the Holder promptly following the later of (x) the Change in Control Repurchase Date (provided the conditions in Section 2.6(c) hereof, as applicable, have been satisfied) and (y) the date of delivery of such Note to the Trustee or to the office or agency referred to in Section 1002 of the Subordinated Indenture by the Holder thereof in the manner required by Section 2.6(c) hereof. On the Change in Control Repurchase Date, the principal of Notes for which a valid Change in Control Repurchase Notice has been given (and not withdrawn) shall become due and payable as contemplated by Section 1604 of the Subordinated Indenture. Failure to repurchase such Notes once the same become so due and payable (as a result of Article Fifteen of the Subordinated Indenture or otherwise) shall constitute an Event of Default solely with respect to the Notes as contemplated by Section 501(2) and Section 501(8) of the Subordinated Indenture. Notes in respect of which a Change in Control Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Repurchase Notice, unless such Change in Control Repurchase Notice has first been validly withdrawn as specified in the following paragraph.

                 Any Change in Control Repurchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Trustee or to any other office or agency maintained for such purpose on or prior to the close of business on the Change in Control Repurchase Date. Such notice of withdrawal shall state:

                 (i) the principal amount of Notes and the certificate numbers of the Notes as to which the withdrawal notice relates; and

                 (ii) the principal amount of Notes, if any, which remains subject to the original Change in Control Repurchase Notice.

                 There shall be no repurchase of any Notes pursuant to this
Section 2.6 if there has occurred (prior to, on or after, as the case may be, the giving by the Holders of such Notes, of the required Change in Control Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Repurchase Price with respect to such Notes).

                 (e) Prior to the Change in Control Repurchase Date but in no event more than ten days prior to such date, the Company shall deposit with Trustee (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as paying agent, shall aggregate and hold in trust as provided in Section 1003 of the Subordinated Indenture) an amount of cash in immediately available funds, sufficient to pay the aggregate Change in Control Repurchase Price of all the Notes or portions thereof which are to be repurchased. Upon such deposit, interest shall cease to accrue on such Notes (or portions thereof) on and after the Change in Control Repurchase Date, and, unless the Change in Control Repurchase Notice is withdrawn, the Holders thereof shall have no other rights as such (other than the right to receive the Change in Control Repurchase Price, upon surrender of such Notes).

                 (f) Payment of the Change in Control Repurchase Price for a Note for which a Change in Control Repurchase Notice has been delivered and not withdrawn is conditioned upon delivery of such Note (together with necessary endorsements) to the Trustee or to any other office or agency maintained for such purpose, at any time (whether prior to, on or after the

Change in Control Repurchase Date) after delivery of such Change in Control Repurchase Notice. Payment of the Change in Control Repurchase Price for such Note will be made promptly following the later of the Change in Control Repurchase Date or the time of delivery of such Note.

                 (g) The Company shall comply with the tender offer rules under the Exchange Act which may then be applicable and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Company to repurchase Notes at the option of Holders upon a Change in Control.

                 (h) The Trustee shall return to the Company any cash held by it for the payment of the Change in Control Repurchase Price of the Notes that remained unclaimed as provided in Section 1003 of the Subordinated Indenture; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 2.6(e) hereof exceeds the aggregate Change in Control Repurchase Price of the Notes or portions thereof to be purchased, then promptly after the Change in Control Repurchase Date, the Trustee shall return any such excess to the Company.

                 (i) The Trustee shall be under no obligation to ascertain the occurrence of a Change in Control or to give notice with respect thereto. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company, that no Change in Control has occurred.

                 SECTION 2.7      SUBORDINATION.

                 (a) The payment of the principal of, interest on or any other amounts due on the Notes will be subordinated in right of payment to the prior payment in full of all existing and future Senior Debt.

                 (b) No payment on account of principal of, redemption of, interest on or any other amounts due on the Notes, including, without limitation, any payments with respect to a Change in Control Repurchase Notice, and no redemption, purchase or other acquisition of the Notes may be made unless (i) full payment of amounts then due on all Senior Debt have been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, and (ii) at the time for, or immediately after giving effect to, any such payment, redemption, purchase or other acquisition, there shall not exist under any Senior Debt or any agreement pursuant to which any Senior Debt has been issued, any default which shall not have been cured or waived and which shall have resulted in the full amount of such Senior Debt being declared due and payable. In addition, if the terms of any series or issue of Senior Debt shall so provide (each such series or issue, "Designated Senior Debt"), if any of the holders of any series or issue of Designated Senior Debt notifies (the "Payment Blockage Notice") the Company and the

Trustee that a default has occurred giving the holders of such Designated Senior Debt the right to accelerate the maturity thereof, no payment on account of principal, redemption, interest or any other amounts due on the Notes and no repurchase, redemption or other acquisition of the Notes will be made for the period (the "Payment Blockage Period") commencing on the date the Payment Blockage Notice is received and ending on the earlier of (A) the date on which such event of default shall have been cured or waived and (B) 90 days from the date the Payment Blockage Notice is received. Notwithstanding the foregoing (but subject to the provisions of Section 2.7(a)), unless the holders of such Designated Senior Debt or the representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Debt during such period.

                 (c) Except to the extent modified by this Section 2.7, the provisions of Article Fifteen of the Subordinated Indenture shall be applicable to the Notes.

                 SECTION 2.8.         PLACE OF PAYMENT.

                 The Place of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Subordinated Indenture may be served in the Borough of Manhattan, The City of New York New York, and the offices or agency maintained by the Company for such purpose shall initially be c/o Marine Midland Bank, 140 Broadway, New York, New York 10005-1180.

                 SECTION 2.9.         METHOD OF PAYMENT.

                 Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of principal, premium, if any, and interest on the Notes may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Register of Holders of the Notes or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of the Notes.

                 SECTION 2.10.        DENOMINATION.

                 The Notes will be issued in denominations of $1,000 and integral multiples thereof.

                 SECTION 2.11.        CURRENCY.

                 Principal and interest on the Notes shall be payable in U.S. Dollars.

                 SECTION 2.12.        REGISTERED SECURITIES.

                 The Notes shall be issuable and transferable in fully registered form, without coupons.

                 SECTION 2.13.        FORM OF NOTES.

                 Notwithstanding Section 201 of the Subordinated Indenture, the Notes shall be substantially in the form attached as Exhibit A hereto. If specified in the Company Order delivered in connection with the issuance of the Notes pursuant to Section 303 of the Subordinated Indenture, some or all of the Notes may be issued in the form of Global Securities.

                 SECTION 2.14.        REGISTRAR AND PAYING AGENT.

                 The Trustee shall initially serve as Registrar and Paying Agent for the Notes.


                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

                 SECTION 3.1.         RATIFICATION OF SUBORDINATED INDENTURE.

                 Except as expressly modified or amended hereby, the Subordinated Indenture continues in full force and effect and is in all respects confirmed and preserved

                 SECTION 3.2.         SUPPLEMENTAL INDENTURE.

                 Notwithstanding any provision to the contrary in Section 902 of the Subordinated Indenture, no supplemental indenture entered into by the Company and the Trustee in accordance with Article Nine of the Subordinated Indenture shall, without the consent of the Holder of each Outstanding Note adversely affected thereby, change or eliminate any of such Holder's rights under Section 2.4 (a) or 2.6 hereof.

                 SECTION 3.3          DEFEASANCE.

                 The Subordinated Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on the Notes and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes (provided, however, that notwithstanding anything to the contrary is the Subordinated Indenture, the right of Holders to convert the Notes in accordance with, and subject to, the provisions of Article Twelve of the Subordinated Indenture and Section 2.4 of the Supplemental Indenture, shall be fully preserved in connection with any such defeasance).

                 SECTION 3.4          GOVERNING LAW.

                 THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act shall, to the extent applicable, be governed by such provisions.

                 SECTION 3.5.         COUNTERPARTS.

                 This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all such counterparts shall together constitute but one and the same instrument.


                 SECTION 3.6 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Subordinated Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

                 SECTION 3.7 The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which recitals are made by the Company.

                 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.


                                      NABORS INDUSTRIES, INC.



                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:



[Corporate Seal]



Attest:
       ----------------------------
         Name:
         Title:

                                      MARINE MIDLAND BANK,
                                      Trustee



                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:



[Corporate Seal]



Attest:
       ----------------------------
         Name:
         Title:

                                                          EXHIBIT A TO
                                                          SUPPLEMENTAL INDENTURE


                             [FORM OF FACE OF NOTE]

                 Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


No. G-1                                                        CUSIP 629568 AA 4

                            NABORS INDUSTRIES, INC.

                   5% CONVERTIBLE SUBORDINATED NOTE DUE 2006



                   NABORS INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of ___________________________________
_____________ DOLLARS on May 15, 2006, at the agency of the Company in the Borough of Manhattan, The City of New York, New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of The United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay to the registered Holder hereof, as hereinafter provided, interest on said principal sum at the rate per annum specified in the title of the Note, in like coin or currency, semiannually on May 15 and November 15 in each year, commencing November 15, 1996. Interest shall accrue from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for, from May 28, 1996. The interest so payable on any May 15 or November 15 will, subject to certain exceptions provided in the Supplemental Indenture hereinafter referred to, be paid to the Person in whose name this Note is registered at the close of business on the May 1 or November 1, as the case may be, next preceding such May 15 or November 15 whether or not such May 1 or November 1 is a Business Day. Interest shall be computed on the basis of a 360-day year or twelve 30-day months. Payment of principal, premium, if any, and interest may be made at the option of the Company either (i) by check mailed by first-class mail to the address of the Person entitled thereto at such address as shall appear on the Register of Holders of Notes or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of Notes. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid in any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Subordinated Indenture.

                 The indebtedness evidenced by this Note is, to the extent provided in the Subordinated Indenture hereinafter referred to, as supplemented by the Supplemental Indenture hereinafter referred to, subordinate and subject in right of payment to the prior payment in full of all existing and future Senior Debt, and this Note is issued subject to the provisions of the Subordinated Indenture, as supplemented by the Supplemental Indenture, with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                 As provided in the Supplemental Indenture, this Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State. Reference is made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Subordinated Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, NABORS INDUSTRIES, INC. has caused this instrument to be duly executed under its corporate seal.

Dated:

                           NABORS INDUSTRIES, INC.



By:
   -----------------------------------
   Name:
   Title:



[Corporate Seal]



Attest:
       -------------------------------
       Name:
       Title:

                           [FORM OF REVERSE OF NOTE]



                            NABORS INDUSTRIES, INC.

                   5% CONVERTIBLE SUBORDINATED NOTE DUE 2006



                 (1) Indenture. This Note is one of a duly authorized issue of Securities of the Company known as its 5% Convertible Subordinated Notes due 2006 (herein referred to as the "Notes"), limited to the aggregate principal amount of $150,000,000 ($172,500,000 aggregate principal amount if the Underwriters' Over-allotment Option is exercised), all issued or to be issued in one or more series under and pursuant to an indenture, dated as of May 15, 1996 (herein referred to as the "Subordinated Indenture"), between the Company and Marine Midland Bank, as trustee (herein referred to as the "Trustee"), to which Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes. This Note is one of the series designated on the face hereof, and is issued pursuant to an indenture supplemental to the Subordinated Indenture, dated as of May 15, 1996, from the Company to the Trustee, relating to the Notes of this series (the "Supplemental Indenture").

                 (2) Redemption. Notwithstanding Section 1104 of the Subordinated Indenture, the Notes may be redeemed at the option of the Company, in whole part or in part, at any time on or after May 15, 1999, on not less than 15 nor more than 60 days' prior notice by the Company to the Trustee at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period beginning on May 15 of the years indicated below (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date):

     Year                                                 Redemption Price
     ----                                                 ----------------

     1999  . . . . . . . . . . . . . . . . . . . . .           103.5%
     2000  . . . . . . . . . . . . . . . . . . . . .           103.0%
     2001  . . . . . . . . . . . . . . . . . . . . .           102.5%
     2002  . . . . . . . . . . . . . . . . . . . . .           102.0%
     2003  . . . . . . . . . . . . . . . . . . . . .           101.5%
     2004  . . . . . . . . . . . . . . . . . . . . .           101.0%
     2005  . . . . . . . . . . . . . . . . . . . . .           100.5%

                 If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed either by lot or pro rata or by any other method the Trustee deems fair and appropriate in accordance with Section 1103 of the Subordinated Indenture. Notice of such redemption shall be mailed to the Holders of Notes to be redeemed in whole or in part by first-class mail at their addresses as they shall appear upon the registry books of the Company, all as provided in the Subordinated Indenture. Any such notice which is mailed in the manner hereinabove provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

                 Any Notes called for redemption, unless surrendered for conversion on or before the close of business on the date prior to the Redemption Date, are subject to being purchased from the Holder of such Notes at the redemption price, together with the amount of accrued and unpaid interest thereon to the Redemption Date, by one or more investment bankers or other purchaser who may agree with the Company to purchase such Notes and convert them into Common Stock of the Company.

                 (3) No Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                 (4) Repurchase of Notes at the Option of the Holder. Subject to the terms and conditions of the Supplemental Indenture, in the event of any Change in Control of the Company occurring prior to the Maturity of the Notes, each Holder of the Notes will have the right, at such Holder's option, to require the Company to repurchase all or any part (provided that the principal amount is $1,000 or an integral multiple thereof) of such Holder's Notes on the Change in Control Repurchase Date (as defined in the Supplemental Indenture) for cash at a price equal to 101% of the principal amount thereof, together with accrued and unpaid interest thereon to such date (the "Change in Control Purchase Price").

                 To exercise this right, the Holder must deliver a Change in Control Repurchase Notice to the Trustee or to any other office or agency maintained for such purpose, of the exercise of such right prior to the close of business on the Change in Control Repurchase Date, stating: (1) the certificate numbers of the Notes to be delivered by the Holder thereof for repurchase by the Company; (2) the portion of the principal amount of Notes to be repurchased, which portion must be $1,000 or an integral multiple thereof; and (3) that such Notes are to be repurchased by the Company on the Change in Control Repurchase Date pursuant to the applicable provisions of the Notes.

                 Any Changes in Control Repurchase Notice may be withdrawn by the Holder by a written notice of withdrawal delivered to the Trustee or to any other office or agency maintained for such purpose on or prior to the Change in Control Repurchase Date, stating the principal amount and the certificate numbers of the Notes as to which the withdrawal notice relates and the principal amount, if any, which remains subject to the original Change in Control Repurchase Notice.

                 Payment of the Change in Control Repurchase Price for a Note for which a Change in Control Repurchase Notice has been delivered and not withdrawn is conditioned upon delivery of such Note (together with necessary endorsements) to the Trustee or to any other office or agency maintained for such purpose, at any time (whether prior to, on or after the Change in Control Repurchase Date) after delivery of such Change in Control Repurchase Notice. Payments of the Change in Control Repurchase Price for such Note will be made promptly following the later of the Change in Control Repurchase Date or the time of delivery of such Note. On the Change in Control Repurchase Date, the principal of Notes for which a valid Change in Control Repurchase Notice has been given (and not withdrawn) shall become due and payable as contemplated by
Section 1604 of the Subordinated Indenture. Failure to repurchase such Notes once the same become so due and payable (as a result of Article Fifteen of the Subordinated Indenture or otherwise) shall constitute an Event of Default solely with respect to the Notes as contemplated by Section 501(2) and Section 501(8) of the Subordinated Indenture.

                 (5) Conversion The Notes, or any portion thereof which is $1,000 or an integral multiple of $1,000 are convertible at any time after 60 days following the date of original issuance thereof and prior to the close of business on the Business Day immediately preceding the date of Stated Maturity of the principal of the Notes, subject to prior redemption at the option of the Company or repurchase at the option of the Holder upon a Change in Control, into shares of the Company's Common Stock, at the initial Conversion Price of $18.125, subject to adjustment from time to time (including voluntary reduction at the option of the Company) as provided in the Supplemental Indenture, upon surrender of this Note, together with a conversion notice as provided in the Supplemental Indenture, to the Company at the office or agency of the Company maintained for that purpose in New York, New York or, at the option of such Holder, the Corporate Trust Office of the Trustee, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by his duly authorized attorney. A Note is not convertible if a Change in Control Purchase Notice has been delivered to the Trustee and has not been withdrawn. Accrued interest will not be paid on the Notes that are converted. If any Note is converted between a record date for the payment of interest and the next succeeding Interest Payment Date, such Note upon surrender must be accompanied by funds equal to the interest payable on such Interest Payment Date on the principal amount so converted (unless such Note shall have been called for redemption, in which case no such payment shall be required). The Company will not be required to issue fractional shares of Common Stock but will pay a cash adjustment in lieu thereof. In the case of any Note or portion thereof called for redemption, conversion rights expire at the close of business on the Business Day immediately preceding the Redemption Date.

                 In addition, the Subordinated Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale of substantially all of the assets of the Company, the Subordinated Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger or sale by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

                 The Company is not required to make any adjustment in the Conversion Price of less than 1%, but instead such adjustment will be carried forward and taken into account in the computation of any subsequent adjustment.

                 In case of any merger or consolidation of the Company or the sale or conveyance by the Company of all or substantially all the assets of the Company, the Holder of each outstanding Note shall have the right to convert such Note only into the kind and amount of shares of stock and other securities and property (including cash) received in such transaction by a holder of the number of shares of Common Stock into which such Note was convertible immediately prior to the effective date of such transaction.

                 (6) Subordination. The payment of principal of, interest on or any other amounts due on the Notes will be subordinated in right of payment to the prior payment in full of all existing and future Senior Debt.

                 No payment on account of principal of, redemption of, interest on or any other amounts due on the Notes, including, without limitation, any payments with respect to a Change in Control Repurchase Notice, and no redemption, purchase or other acquisition of the Notes may be made unless (i) full payment of amounts then due on all Senior Debt has been made or duly provided for pursuant to the terms of the instrument governing such Senior Debt, and (ii) at the time for, or immediately after giving effect to, any such payment, redemption, purchase or other acquisition, there shall not exist under any Senior Debt or any agreement pursuant to which any Senior Debt has been issued, any default which shall not have been cured or waived and which shall have resulted in the full amount of such Senior Debt being declared due and payable. In addition, if the terms of any series or issue of Senior Debt shall so provide (each such series or issue, "Designated Senior Debt"), if any of the holders of any series or issue of Designated Senior Debt notifies (the "Payment Blockage Notice") the Company and the Trustee that a default has occurred giving the holders of such Designated Senior Debt the right to accelerate the maturity thereof, no payment on account of principal, redemption, interest or any other amounts due on the Notes and no purchase, redemption or other acquisition of the Notes will be made for the period (the "Payment Blockage Period") commencing on the date the Payment Blockage Notice is received and ending on the earlier of (A) the date on which such event of default shall have been cured or waived and (B) 90 days from the date the Payment Blockage Notice is received. Notwithstanding the foregoing (but subject to the preceding paragraph), unless the holders of such Designated Senior Debt or the representative of such holders shall have accelerated the maturity of such Designated Senior Debt, the Company may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Debt during such period. Except to the extent so modified by the Supplemental Indenture, the provisions of Article Fifteen of the Subordinated Indenture shall be applicable to the Notes.

                 (7) Defeasance. The Subordinated Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions shall apply to this Note

(provided, however, that notwithstanding anything to the contrary in the Subordinated Indenture, the right of the Holder hereof to convert this Note in accordance with, and subject to, the provisions of Article Twelve of the Subordinated Indenture and Section 2.4 of the Supplemental Indenture, shall be fully preserved in connection with any such defeasance).

                 (8) Defaults and Remedies. If an Event of Default (as defined in Section 501 of the Subordinated Indenture) with respect to the Notes shall have occurred and be continuing, the principal amount of this Note plus any accrued interest to the date of acceleration may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Subordinated Indenture.

                 (9) Amendments and Waivers. The Subordinated Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder under the Subordinated Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Subordinated Indenture also contains provisions permitting the Holders of a specified percentage in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Subordinated Indenture and certain past defaults under the Subordinated Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of the Note (unless effectively revoked as provided in the Subordinated Indenture) shall be conclusive and binding upon such Holder upon all future Holders of this Note and of any Note issued upon the registration of transfer herefor or in exchange here for whether or not notation of such consent or waiver is made upon this Note or such other Note.

                 (10) Denominations, Transfer and Exchange. The Notes are issuable as fully registered Notes without coupons in denominations of $1,000 and any integral multiple of $1,000. Upon surrender of this Note, the transfer of this Note is registrable by the registered Holder hereof in person or by his attorney duly authorized in writing on the Register of Holders of Notes at the office or agency to be maintained by the Company referred to on the face hereof, subject to the terms of the Subordinated Indenture but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Note or Notes of authorized denomination or denominations, for the same aggregate principal amount, will be issued to the transferee in exchange hereof. Principal of, premium, if any, Change in Control Repurchase Price and interest on this Note are payable at the office of the Company referred to on the face hereof, except that, at the option of the Company, payment of principal, premium, if any, and interest hereon may be made either (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Register of Holders of Notes or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register of Holders of Notes.

                 Prior to the presentation for registration of transfer or conversion, the Company, the Trustee, any paying agent, any conversion agent and any Note registrar may deem and treat the person in whose name this Note shall be registered upon the Register of Holders of Notes as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of or on account of the principal hereof, premium, if any, Change in Control Repurchase Price and interest due hereon, for purposes of conversion and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Note registrant shall be affected by any notice to the contrary. All such payments and conversions shall be valid and effectual to satisfy and discharge the liability on this Note to the extent of the sum or sums so paid or of the principal amount of this Note so converted into Common Stock.

                 (11) Obligation and Recourse. No reference herein to the Subordinated Indenture or Supplemental Indenture and no provision of this Note or of the Subordinated Indenture or Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, Change in Control Repurchase Price and interest on this Note at the place, at the respective times, at the rate and in the currency herein prescribed. No recourse shall be had for the payment of the principal of, premium, if any, Change in Control Repurchase Price or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Subordinated Indenture or Supplemental Indenture or any other indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                 Terms used in this Note and defined in the Subordinated Indenture or the Supplemental Indenture, as the case may be, are used herein as therein defined.

               [FORMS OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Notes described in the within-mentioned Supplemental
                                  Indenture.
                              Marine Midland Bank,
                                   as Trustee



                   By:
                      -----------------------------------
                            Authorized Signatory

- ---------------------------------------------------------------------------------------------------------
                                           ASSIGNMENT FORM
To assign this Note, fill in the form below:

I or we assign and transfer this Note to:


- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------
(Print or type assignee's social security or tax identification number)


- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

(Print or type name, address and zip code of assignee) and irrevocably appoint


- --------------------------------------------------------------------------------------------------------

- --------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------agent to transfer this Note on the Books of the Company. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------------------------------

Date: --------------------   Your Signature: -----------------------------------------------------------

                                           -------------------------------------------------------------

                              (Sign exactly as your name appears on the other side of this Note)
- --------------------------------------------------------------------------------------------------------

                          CONVERSION NOTICE

             To Nabors Industries, Inc.

             The undersigned owner of this Note hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Note or the portion thereof being converted has been called for redemption on a Redemption Date within such period), this Notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal Amount to be Converted
       (in an integral multiple of
       $1,000, if less than all):
       $________________________


Dated___________________________             _________________________________
                                                       Signature


                                             Signature(s) must be guaranteed by
                                             an institution which is a member of
                                             one of the following recognized
                                             signature Guarantee Programs: (i)
                                             The Securities Transfer Agent
                                             Medallion Program (STAMP); (ii) The
                                             New York Stock Exchange Medallion
                                             Program (MNSP): (iii) The Stock
                                             Exchange Medallion Program (SEMP)
                                             or (iv) another guarantee program
                                             acceptable to the Trustee.


                                             _________________________________
                                                    Signature Guarantee


             Fill in for registration of shares of Common Stock and Note if to be issued otherwise than to the registered holder.

             (Name)

             (Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer

Identifying Number ___________________

OPTION OF NOTE HOLDER TO ELECT REPURCHASE

             If you want to have this Note or a portion thereof repurchased by the Company pursuant to Section 2.6 of the Supplemental Indenture and Article
Sixteen of the Subordinated Indenture, check the box: [   ]

             If the repurchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be repurchased:
$___________________.

             Please indicate the certificate number(s) of the Note(s) to be repurchased:________

             Such Notes are to be repurchased on the Change in Control Repurchase Date pursuant to the applicable provisions of the Notes.

             Your Signature:_______________________________________
                   (Sign exactly as your name appears on the
                            other side of this Note)

             Date:____________________


             Signature Guarantee*:____________________________





________________
* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange or the American Stock Exchange.